As filed with the Securities and Exchange Commission on April 30, 2012
Registration No. 333-164884

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 7 TO
FORM S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF CERTAIN REAL ESTATE COMPANIES
_______________________________________________________

COLE CREDIT PROPERTY TRUST III, INC.
(Exact Name of Registrant as Specified in Its Governing Instruments)
_______________________________________________________

Maryland	2325 East Camelback Road, Suite 1100 Phoenix, Arizona 85016 (602) 778-8700	26-1846406
(State or Other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification Number)
_______________________________________________________

D. Kirk McAllaster, Jr.
Executive Vice President, Chief Financial Officer and Treasurer
Cole Credit Property Trust III, Inc.
2325 East Camelback Road, Suite 1100
Phoenix, Arizona 85016
 (602) 778-8700
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)
_______________________________________________________

Copies to:
Lauren Burnham Prevost, Esq.
Seth K. Weiner, Esq.
Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, N.E.
Atlanta, Georgia  30326-1044
(404) 233-7000
_______________________________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

If any of the securities registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐                            Accelerated filer ☐                            Non-accelerated filer ☒             Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(c) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(c), may determine.

 DEREGISTRATION OF SHARES OF COMMON STOCK

Cole Credit Property Trust III, Inc. (the “Registrant”) filed a Registration Statement on Form S-11 (Commission File No. 333-164884) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on September 22, 2010, pursuant to which the Registrant registered 275,000,000 shares of common stock.  Of the 275,000,000 shares of common stock registered, 250,000,000 shares were offered to the public pursuant to the primary offering on a “best efforts” basis for $10.00 per share and 25,000,000 shares were offered pursuant to the Registrant’s distribution reinvestment plan (the “DRIP”) at a purchase price of $9.50 per share.

As of the close of business on April 26, 2012, the Registrant had sold a total of 262,164,645 shares pursuant to the Registration Statement, including 242,876,124 shares sold to the public pursuant to the primary offering and 19,288,521 shares sold pursuant to the DRIP. Effective as of April 27, 2012, the Registrant is no longer issuing shares pursuant to the Registration Statement and hereby deregisters the remaining 12,835,355 unsold shares as of April 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 7 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 27th day of April, 2012.

Cole Credit Property Trust III, Inc.
By:	/s/ D. Kirk McAllaster, Jr.
D. Kirk McAllaster, Jr.
Executive Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 7 to this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

	Signature	Title	Date

	*	Chief Executive Officer, President and Director (Principal Executive Officer)	April 27, 2012
Christopher H. Cole

	/s/ D. Kirk McAllaster, Jr.	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 27, 2012
D. Kirk McAllaster, Jr.

	/s/ Simon J. Misselbrook	Vice President of Accounting (Principal Accounting Officer)	April 27, 2012
Simon J. Misselbrook

	*	Director	April 27, 2012
Marc T. Nemer

	*	Director	April 27, 2012
Thomas A. Andruskevich

	*	Director	April 27, 2012
Marcus E. Bromley

	*	Director	April 27, 2012
Scott P. Sealy, Sr.

	*	Director	April 27, 2012
Leonard W. Wood

*By:	/s/ D. Kirk McAllaster, Jr.
D. Kirk McAllaster, Jr. Attorney-in-Fact